Exhibit 99.2

Information with respect to Directors and Executive Officers of the Reporting Persons

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE PARTICIPATIONS S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Participations S.A. are set forth below. The business address of each director and executive officer is Bpifrance Participations S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Director, Chairman, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance
MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts
OLIVIER RAVEL	Director, Head of M&A within the Department of strategic holdings at Caisse des Dépôts
FREDERIC SAINT-GEOURS	Director, formerly vice chairman of the board of directors of SNCF SA
FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)
CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)
CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes
CAROLINE PAROT	Director, CEO of Groupe Maisons de Famille
JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance
PIERRE AUBOUIN	Director, deputy Director of Investment and Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Chief Executive Officer
JOSÉ GONZALO	Executive Director
PIERRE BENEDETTI	Chief Financial Officer

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

CAISSE DES DÉPÔTS

The name, business address and present principal occupation or employment of each of the members of the Management Committee of Caisse des Dépôts are set forth below. The business address of each director and executive officer is Caisse des Dépôts, c/o 56, rue de Lille, 75007 Paris, France. Unless otherwise indicated, each such person is a citizen of France.

MANAGEMENT COMMITTEE

Name	Present Principal Occupation or Employment
OLIVIER SICHEL	Chief Executive Officer of Caisse des Dépôts
NICOLAS DUFOURCQ	Chief Executive Officer of Bpifrance
VIRGINIE CHAPRON-DU JEU	Head of Risk Management of Caisse des Dépôts
PIERRE CHEVALIER	Head of Legal Affairs, compliance and Ethics
NATHALIE TUBIANA	Head of finance and Sustainable Development Policy at Caisse des Dépôts
OLIVIER MAREUSE	Deputy Chief Executive Officer and Head of Asset Management and Saving Funds
CATHERINE MAYENOBE	Deputy Chief Executive and Head of Operations and Business Transformation Director of Caisse des Dépôts
SOPHIE QUATREHOMME	Head of Communications, Corporate Sponsorship and Partnerships
MARIANNE KERMOAL-BERTHOME	Head of Social Policy
ANTOINE SAINTOYANT	Deputy general manager at Caisse des Dépôts and Head of Banque des Territoires
JULIE-AGATHE BAKALOWICZ	Chief Advisor to the Chief Executive Office
AURELIE ROBINEAU-ISRAĒL	Head of Human Resources
AUDREY GIRARD	Head of Strategic Investments

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

EPIC BPIFRANCE

The name, business address and present principal occupation or employment of each of the directors and executive officers of EPIC Bpifrance are set forth below. The business address of each director and executive officer is EPIC Bpifrance, 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment
JEAN BENSAÏD	Director, Chairman, Chief Executive Officer of EPIC Bpifrance
ESTELLE DHONT-PELTRAULT	Director, assistant to the Head of the Innovation, Technology Transfer and Regional Action Department in the General Directorate for Research and Innovation
SANDRINE MENARD	Director, Deputy for Corporate Financing and Financial Markets
JOHN PALACIN	Director, Head of the office for the General Secretary for Public Investment
CÉDRIC PEIGNAT	Director, Head of the office for Energy, Investments, Industry and Innovation in the General Directorate for Budget of the Ministry of Economy and Finance
EMMANUELLE BENHAMOU	Director, Deputy at the audit and accounting department of the Agence des Participations de l'Etat (French State Shareholding Agency)
DAVID HELM	Director, Head of Innovation Financing and Intellectual Property in the General Directorate for Companies of the Ministry of Economy and Finance

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance S.A. are set forth below. The business address of each director and executive officer is Bpifrance S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment
OLIVIER SICHEL	Director, Chairman of Bpifrance, Chief Executive Officer of Caisse des Dépôts
NICOLAS DUFOURCQ	Director, Chief Executive Officer of Bpifrance and Director, Chairman and Chief Executive Officer of Bpifrance Participations
ANTOINE SAINTOYANT	Director, Deputy general manager at Caisse des Dépôts and Head of Banque des Territoires
ALEXIS ZAJDENWEBER	Director, Chairman of the Agence des Participations de l'Etat (French State Shareholding Agency)
MARIE DELEAGE	Director representing the employees of Bpifrance
PHILIPPE BAYEUX	Director representing the employees of Bpifrance
PIERRE-ANDRE DE CHALENDAR	Director, honorary Chairman of Saint-Gobain
MARTINE BOUTINET	Director representing the shareholders of Bpifrance, Corporate Director
STEPHANIE SCHAER	Director, former Interministerial director of digital affairs
MARION CABROL	Director, Investment manager in the Department of strategic holdings at Caisse des Dépôts
STEPHANIE PERNOD	Director, Vice-president of the Regional Council of Auvergne-Rhône-Alpes, in charge of the economy, relocation, regional preference and digital
NATHALIE TUBIANA	Director, Head of finance and sustainable policy of Caisse des Dépôts
CLAIRE CHEREMETINSKI	Director, Deputy Director General of the Treasury
BRICE HUET	Director, General commissioner for sustainable development
DELPHINE GARCIN-MEUNIER	Director, Corporate Director

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE INVESTISSEMENT S.A.S.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Investissement S.A.S. are set forth below. The business address of each director and executive officer is Bpifrance Investissement S.A.S., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Director, Chairman and Chief Executive Officer of Bpifrance Investissement, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance
MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts
OLIVIER RAVEL	Director, Head of M&A within the Department of strategic holdings at Caisse des Dépôts
FREDERIC SAINT-GEOURS	Director, formerly vice chairman of the board of directors of SNCF SA
FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)
CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)
CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes
CAROLINE PAROT	Director, CEO of Technicolor Creative Studios
JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance
PIERRE AUBOUIN	Director, deputy Director of Investment and Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment
NICOLAS DUFOURCQ	Chief Executive Officer
JOSÉ GONZALO	Executive Director
PIERRE BENEDETTI	Chief Financial Officer